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                                                                      EXHIBIT 21


SUBSIDIARIES OF FORUM RETIREMENT PARTNERS, L.P.


NAME                                                                 STATE OF
----                                                             ORGANIZATION
                                                                 ------------

FRP Financing Limited, L.P. (99% limited partnership interest)       Delaware



                                     E-21